CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 26, 1999 on the consolidated financial statements and schedule of Vinings Investment Properties Trust and Subsidiaries included in Vinings Investment Properties Trust's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

     /s/ Arthur Andersen LLP

     ARTHUR ANDERSEN LLP

     Atlanta, Georgia
     April 14, 1999